SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported

January 25, 2006

Bresler & Reiner, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation of organization)

0-6201	52-0903424
(Commission File Number)	(IRS Employer Identification Number)

11200 Rockville Pike, Suite 502

Rockville, MD  20852

(Address of principal executive office including zip code)

Registrant’s telephone number, including area code: (301) 945-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01         Entry into a Material Definitive Agreement

On January 25, 2006, the Board of Directors of Bresler & Reiner, Inc. (the “Company”) adopted a Stock Appreciation Rights Incentive Plan (the “Plan”), for the purpose of enhancing the Company’s ability to attract and retain qualified employees, officers, directors, consultants and other service providers (“Employees”) and to provide an additional incentive to its Employees to participate in the ownership of the Company.  Under the Plan, the Company may grant to Employees stock appreciation rights (“SARs”) of up to 280,000 shares of the Company’s common stock.  Upon exercise, each SAR will entitle the exercising Employee to a cash payment equal to the excess of the market value of a share of common stock at the time of exercise over the market value of a share of common stock at the time of grant of the SAR.

The Plan will be administered by the Company’s Compensation Committee.  The Compensation Committee will also have sole authority to grant SARs to Employees under the Plan.

The term of each SAR granted pursuant to the Plan shall not be greater than ten years after the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRESLER & REINER, INC., Registrant

Date: February 1, 2006	By:	/s/ Sidney M. Bresler
Sidney M. Bresler
Chief Executive Officer